Exhibit 16



January 27, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Riverside Group, Inc.'s Form 8-K dated January 27, 2004, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP